Exhibit 1.01

The Clorox Company
Conflict Minerals Report
for the Year Ended December 31, 2016

This Conflict Minerals Report (this “Report”) of The Clorox Company (the “Company” or “Clorox”) has been prepared pursuant to Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”), for the reporting period from January 1, 2016, to December 31, 2016.

Rule 13p-1 requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in Rule 13p-1 are necessary to the functionality or production of those products. The specified minerals are columbite-tantalite (coltan), cassiterite, gold, and wolframite, including their derivatives, which are limited to tantalum, tin, and tungsten (the “Covered Minerals”). The “Covered Countries” for the purposes of Rule 13p-1 and this Report are the Democratic Republic of the Congo and countries that share an internationally recognized border with the Democratic Republic of the Congo (the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola).

Overview

The Company manufactures and markets consumer and professional products, selling its products primarily through grocery and mass retail outlets, e-commerce channels, wholesale distributors and medical supply distributors. Clorox brand names include its namesake bleach and cleaning products, Pine-Sol® cleaners, Liquid-Plumr® clog removers, Poett® home care products, Fresh Step® cat litter, Glad® bags, wraps and container products, Kingsford® charcoal, Renew Life® digestive health products, Hidden Valley® dressings and sauces, Brita® water-filtration products and Burt’s Bees® natural personal care products. The Company also markets brands through professional services channels, including infection control products for the healthcare industry under Clorox Healthcare® and Clorox Commercial Solutions®. Very few of the Company’s products, whether the Company manufactures them or contracts for their manufacture, contain Covered Minerals that are necessary to the functionality or production of those products. The products that the Company manufactures or contracts to manufacture that contain Covered Minerals are its water filtration products, laundry additives and personal care products.

Description of Reasonable Country of Origin Inquiry

The Company has designed and conducted a good faith reasonable country of origin inquiry to determine whether any of the Covered Minerals contained in its products originated in a Covered Country or might be from recycled or scrap sources. The Company designed its reasonable country of origin inquiry based on a review of the relevant due diligence guidance approved by the Organisation for Economic Co-operation and Development, the Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas. The Company’s reasonable country of origin inquiry is described below.

Governance and Management Systems

The Company maintains standards for its suppliers, which are set forth in its Business Partner Code of Conduct (the “Business Partner Code”) and can be found at https://www.thecloroxcompany.com/who-we-are/corporate-governance/codes-of-conduct/. Among other things, the Business Partner Code requires the Company’s suppliers to implement programs to ensure that products do not contain restricted, banned, or unlawfully taken or traded materials, to disclose to the Company the supplier’s due diligence efforts to determine whether its supply chain is free of minerals or materials that finance conflict in the Democratic Republic of the Congo and surrounding countries, or from other countries designated as part of a conflict region, and to provide relevant documentation to the Company upon its request.

In conducting its good faith reasonable country of origin inquiry, the Company used a cross-functional team and designated a single Company contact to coordinate and communicate with its suppliers. The Company also has internal management and record-keeping systems for its Covered Minerals inquiries to facilitate the review and assessment of the supplier responses.

Risk Assessment

The Company’s preliminary risk assessment included a survey of all purchased raw materials, contract manufacturing arrangements, licensees and joint ventures to identify materials and products with a risk of containing Covered Minerals. After identifying the categories of products that might contain Covered Minerals, the Company sent questionnaires to the suppliers in these product categories.

This questionnaire was based on a form created by the Electronic Industry Citizenship Coalition-Global e-Sustainability Initiative. The Company’s survey included questions relating to:

●	confirmation of whether the supplier supplied Covered Minerals to the Company;
●	whether the supplier deemed the Covered Minerals to be necessary to the functionality of the product(s) provided to the Company by the supplier;
●	whether such Covered Minerals were from recycled or scrap sources;
●	whether such Covered Minerals originated from the Covered Countries;
●

from which country/countries such Covered Minerals originated and what diligence the supplier performed to ensure Covered Minerals do not directly or indirectly finance or benefit armed groups in the Covered Countries; and

●	whether the supplier had a conflict-free sourcing policy.

During the supplier survey period, suppliers received up to five reminder notifications from the Company’s survey management system, as well as email and telephone follow-ups by the Company’s sourcing contact for that supplier. The Company reviewed and cataloged the responses to the questionnaires as well as other information it received from suppliers regarding their due diligence efforts to identify the countries of origin of any Covered Minerals, as contemplated by the Business Partner Code.

Results of Good Faith Reasonable Country of Origin Inquiry and Due Diligence

A very small number of suppliers responded that the supplies they sold to the Company contained Covered Minerals. Of these suppliers, (i) one supplier indicated that it had acquired from its sub-tier supplier (the “Reporting Sub-tier Supplier”) components that may have contained Covered Minerals sourced from the Covered Countries (and not 100% from scrap or recycled sources) and (ii) another supplier (the “Reporting Supplier”) indicated that it had acquired from its sub-tier suppliers components that may have contained Covered Minerals sourced from the Covered Countries (and not 100% from scrap or recycled sources). All of the other suppliers that responded that they had sold supplies to the Company that contained Covered Minerals were able to confirm, with supporting documentation and/or explanation, that such Covered Minerals did not originate from the Covered Countries or were from recycled or scrap sources. To further test and assess these results, the Company conducted due diligence by following up in the first instance via email and/or telephone calls with these suppliers to obtain additional information. All of the other suppliers that responded to the questionnaires advised the Company that the materials or products they sold to the Company did not contain Covered Minerals.

The Reporting Sub-tier Supplier provided to the Company’s supplier a Conflict Free Sourcing Initiative’s Conflict Minerals Reporting Template. Pursuant to the Company’s discussions with its supplier, the Conflict Free Sourcing Initiative’s Conflict Minerals Reporting Template indicated that the Reporting Sub-tier Supplier was able to identify 100% of the smelters that provided the Covered Mineral that the Reporting Sub-tier Supplier used to manufacture the one product that contains a Covered Mineral that the Reporting Sub-tier Supplier sold to the Company’s supplier for its further sale to the Company, and that the Reporting Sub-tier Supplier had determined that one smelter (Malaysia Smelting Corporation (MSC) CID001105) may have acquired tin from the Covered Countries. The Company determined that the aforementioned smelter is listed on the Conflict Free Sourcing Initiative’s “compliant smelter” list.

The Reporting Supplier, itself a company subject to Rule 13p-1, provided to the Company a Conflict Free Sourcing Initiative’s Conflict Minerals Reporting Template. The provided Conflict Free Sourcing Initiative’s Conflict Minerals Reporting Template indicated that the Reporting Supplier was able to identify 75% of the smelters that it used to manufacture the products supplied to its customers, including the Company, and a list of the smelters identified by the Reporting Supplier is set forth in Annex I attached hereto. The Reporting Supplier further indicated that it would continue to conduct due diligence in accordance with all regulatory requirements and to notify its affected customers upon the discovery of any objective evidence relating one or more of its sub-suppliers to an entity found to be directly or indirectly funding armed conflict in the Covered Countries.

Risk Mitigation/Future Due Diligence Measures

The Company intends to continue to comply with Rule 13p-1 on an annual basis and expand or narrow the scope of future due diligence measures in light of any changes to the interpretations of Rule 13p-1. It will review the adequacy of its due diligence measures to assess the source and chain of custody and work with its suppliers to increase the transparency of their supply chain. In this regard, the Company expects to continue to engage with its suppliers to obtain current, accurate and complete information about their supply chain and to evaluate the Company’s due diligence measures to identify more efficient and effective means to obtain current, accurate and complete information about its supply chain.

Availability of Report

The information contained in this report is publicly available at https://www.thecloroxcompany.com/wp-content/uploads/Clorox_Conflict_Minerals_Disclosure.pdf

Cautionary Statement on Forward-Looking Statements

This Report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements involve risks and uncertainties. These forward-looking statements are subject to various risks, uncertainties and other factors, including, among other matters, the Company’s suppliers’ responsiveness and cooperation with the Company’s due diligence efforts, the Company’s ability to identify and mitigate risks in its supply chain, whether smelters and refiners and other market participants responsibly source conflict minerals, and political and regulatory developments, whether in the Covered Countries, the United States or elsewhere. The Company’s forward-looking statements in this Report are based on management’s current views, beliefs and assumptions regarding future events. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Annex I
Smelters Identified by Reporting Supplier

Smelter
Metal	Smelter Name	Smelter Country	Identification
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	DODUCO GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)	CID001078
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149

Annex I
Smelters Identified by Reporting Supplier

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA	CID001322
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Précinox S.A.	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100

Annex I
Smelters Identified by Reporting Supplier

Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	Duoluoshan	CHINA	CID000410
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA	CID000731
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232
Tin	Alpha	UNITED STATES OF AMERICA	CID000292

Annex I
Smelters Identified by Reporting Supplier

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	CV Serumpun Sebalai	INDONESIA	CID000313
Tin	CV United Smelting	INDONESIA	CID000315
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Dowa	JAPAN	CID000402
Tin	Elmet S.L.U.	SPAIN	CID002774
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773
Tin	Mineração Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	PT DS Jaya Abadi	INDONESIA	CID001434

Annex I
Smelters Identified by Reporting Supplier

Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Thaisarco	THAILAND	CID001898
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company Limited	CHINA	CID002180
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck GmbH	GERMANY	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766

Annex I
Smelters Identified by Reporting Supplier

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082